Exhibit 23.1

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2004, except for Note 2, as to which the date is August 3, 2004 relating to the consolidated financial statements, which appears in Covansys Corporation’s Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Detroit, Michigan
November 3, 2004